As filed with the Securities and Exchange Commission on December 9, 2021

Registration No. 333-143866

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143866

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Melco Resorts & Entertainment Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

36th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

+852-2598-3600

(Address of Principal Executive Offices, Zip Code)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

+1-212-664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Melco PBL Entertainment (Macau) Limited, 2006 Share Incentive Plan

(Full title of the plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Paul W. Boltz, Jr., Esq.

Gibson, Dunn & Crutcher

32/F Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

+852-2214-3723

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by Melco Resorts & Entertainment Limited (the “Company”) with the Securities and Exchange Commission:

•	Registration No. 333-143866, filed on June 19, 2007, relating to the Melco PBL Entertainment (Macau) Limited, 2006 Share Incentive Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 9, 2021.

MELCO RESORTS & ENTERTAINMENT LIMITED

By:	/s/ Lawrence Yau Lung Ho
Name:	Lawrence Yau Lung Ho
Title:	Chairman and Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8.